EXHIBIT 99.5

CARDIONET, INC.

COMPENSATION PROGRAM FOR NON-EMPLOYEE DIRECTORS

This Compensation Program for Non-Employee Directors sets forth the principal features of the compensation program approved by the Board of Directors (the “Board”) of CardioNet, Inc. (the “Company”) effective as of the date of the 2009 annual meeting of the Company’s stockholders for new and continuing Non-Employee Directors (as defined in the Company’s 2008 Equity Incentive Plan (the “Plan”)).  This program is governed by the provisions of Delaware law (without regard to conflicts of law principles), and the Board may amend or terminate this program at any time.  Equity awards granted pursuant to the terms of this program will be granted under the Plan and will be subject in all respects to the terms of the Plan and the award agreement pursuant to which the equity award is granted.  All capitalized terms not otherwise defined in this memorandum shall have the meaning ascribed in the Plan.

Unless the Board determines otherwise, no further grants shall be made under the Company’s 2008 Non-Employee Directors’ Stock Option Plan on or after January 22, 2009.

Initial Restricted Stock Unit Award.  Upon his or her first election or appointment as a member of the Board, a Non-Employee Director will receive a Restricted Stock Unit Award under the Plan representing the right to receive that number of shares of Common Stock determined by dividing $80,000 by the Fair Market Value of a share of Common Stock on the award date.  The Restricted Stock Units will be fully vested as of the award date and will be distributed in the form of Common Stock on the earliest to occur of the non-employee director’s death, Disability, “separation from service” (within the meaning of such term under section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”) or a 409A Change in Control (as defined below).  For purposes of this program, a “409A Change in Control” is a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in section 409A(a)(2)(A)(v) of the Code.

Annual Awards.  For each year of service as a Non-Employee Director beginning with 2009, each Non-Employee Director continuing in service as a Non-Employee Director after the annual meeting will receive the following:

Annual Retainer: At the individual’s election, each Non-Employee Director will receive either a cash award of $50,000 (the “Retainer Amount”) (paid in 4 quarterly installments over the calendar year as of the last day of each calendar quarter beginning with the first calendar quarter following the date of the annual meeting) or a Nonstatutory Stock Option to purchase that number of shares of Common Stock equal to (a) 300% of the amount of the Retainer Amount the Non-Employee Director elects to have converted into a Nonstatutory Stock Option divided by (b) the stock option value used by the Company for financial reporting purposes under SFAS 123(R).  For example, if the SFAS 123(R) stock option value on the award date is $10 and the Non-Employee Director elects to convert the full retainer amount, the Non-Employee Director would receive a Nonstatutory Stock Option to purchase 15,000 shares of Common Stock.  To the extent a Non-Employee Director elects to receive his retainer in the form of a Nonstatutory Stock Option, the Nonstatutory Stock Option will be awarded under the Plan as of the date of the annual meeting of the Company’s stockholders and will vest in 4 quarterly installments as of the last day of each calendar quarter beginning with the first calendar quarter following the date of the annual meeting so long as the Non-Employee Director remains in the Continuous Service of the Board as of each vesting date.  Each such Nonstatutory Stock Option will have a ten-year term and once vested, will remain exercisable for the entire ten-year term except in the event a Non-Employee Director is terminated for Cause in which case the option will immediately terminate.  Each Non-Employee Director must irrevocably elect the form of his or her retainer prior to the date of the annual meeting of the Company’s stockholders.  The election may be made in 50% increments (ranging from 0% to 100%) and the increments may vary from year to year.  If a Non-Employee Director fails to make an election, such Non-Employee Director’s retainer shall be paid in cash.

Annual Restricted Stock Unit Award:  Each Non-Employee Director will receive a Restricted Stock Unit Award under the Plan as of the date of the annual meeting of the Company’s stockholders representing the right to receive that number of shares of Common Stock determined by dividing $80,000 by the Fair Market Value on the award date.  The Restricted Stock Units will be fully vested as of the award date and will be distributed on the earliest to occur of the Non-Employee Director’s death, Disability, “separation from service” (within the meaning of such term under section 409A(a)(2)(A)(i) of Code) or a 409A Change in Control.

Committee Chairperson Retainer.  Non-Employee Directors serving as chairpersons of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Medical Advisory Board will receive additional annual cash compensation as follows:

Audit Committee Chair:  $15,000

Compensation Committee Chair:  $10,000

Nominating and Corporate Governance Committee Chair:  $10,000

Medical Advisory Board Chair:  $10,000

Committee Member Retainer.  Non-Employee Directors serving as chairpersons of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will receive additional annual cash compensation as follows:

Audit Committee Member:  $7,500

Compensation Committee Member:  $5,000

Nominating and Corporate Governance Committee Member:  $5,000

Non-Employee Director Sale Restrictions and Holding Requirements.  Each Non-Employee Director will be required to hold any Common Stock acquired by such Non-Employee Director on or after January 22, 2009 whether pursuant to the terms of an award of equity compensation by the Company or purchased by the Non-Employee Director on the open market, through the date of the Non-Employee Director’s separation from service with Board for any reason (for the avoidance of doubt, this policy does not apply to shares acquired by a Non-Employee Director prior to January 22, 2009 whether pursuant to the terms of an award of equity compensation by the Company or purchased by the Non-Employee Director on the open market).  Sales made by a

Non-Employee Director pursuant to the terms of a valid 10b5-1 plan or in connection with a broker assisted exercise of a Stock Option (as defined in the Plan) where shares of Common Stock are sold to satisfy payment of the exercise price will not be deemed to violate this requirement.  To the extent a Non-Employee Director is employed by a fund and such Non-Employee Director’s equity compensation from the Company is treated as the fund’s compensation (or otherwise as an economic right of the fund) pursuant to the terms of the arrangement in place between the Non-Employee Director and the fund, the foregoing restrictions will not apply.  Equity awards issued under the Plan may be transferred in accordance with the applicable provisions of the Plan, subject to Board approval, if applicable.  If shares or equity awards are transferred (subject to any required approval) for estate planning or gift purposes, such transfers will not be deemed to violate this requirement

In addition, each Non-Employee Director who commenced service prior to the date of the 2009 annual meeting of stockholders must hold $200,000 worth of Common Stock as of the date of the 2011 annual meeting of the Company’s stockholders based on the Fair Market Value of a share of Common Stock as of such date.  Any Non-Employee Director who commences service on or after the date of the 2009 annual meeting of the Company’s stockholders must hold $200,000 worth of Common Stock as of the second anniversary of the date such Non-Employee Director joins the Board based on the Fair Market Value of a share of Common Stock as of such date.  The foregoing requirement maybe satisfied through restricted stock units, vested options or personal holdings.